JONES SODA CO. ENTERS INTO AGREEMENT WITH KROGER

WITH CREATION OF UNIQUE JONES FROZEN SODA POPS

March 10, 2005	Trading Symbol	OTC: JSDA TSX-V: JSD

Seattle, WA, U.S.A. – Jones Soda Co. (the “Company” or “Jones Soda”), is pleased to announce that it has entered into a licensing agreement with The Kroger Co. (“Kroger”) to manufacture and sell a newly created item, Jones Frozen Soda Pops, frozen novelties based on popular Jones Soda flavors.

Under this agreement, Kroger will have a 3 year exclusive manufacturing agreement and a one year exclusive distribution agreement to sell the Jones Frozen Soda Pops throughout their over 2,500 stores.

The product line will initially consist of three Jones Soda flavors including Green Apple, Berry Lemonade and Cherry, sold in a variety pack of 12 – 1.75 Fluid Ounce frozen novelties (4 of each flavor). To view the packaging of this product line, please visit www.jonessoda.com

Similar to other licensing agreements at Jones, Kroger will manufacture the product, purchasing concentrate from Jones Soda Co. and paying Jones Soda Co. a licensing fee based on sales throughout the Kroger system. Jones Frozen Soda Pops will begin to be available for sale in all Kroger stores in April 2005.

“We are very excited to enter into a partnership with Kroger, creating a new and exciting product based on our Company’s popular Jones Soda flavors,” states Paul Weinstein, VP Sales — West for Jones Soda. “This partnership with the second largest grocery retailer in the United States validates Jones Soda as a national brand and creates a great platform to broaden the distribution of other of Jones Soda Co.’s products.”

Headquartered in Cincinnati, Ohio, Kroger is one of the nation’s largest retail grocery chains. At the end of fiscal 2004, the Company operated (either directly or through its subsidiaries) 2,532 supermarkets and multi-department stores in 32 states under two dozen banners including Kroger, Ralphs, Fred Meyer, Food 4 Less, King Soopers, Smith’s, Fry’s, Fry’s Marketplace, Dillons, QFC and City Market. Kroger also operated (either directly or through subsidiaries, franchise agreements, or operating agreements) 795 convenience stores, 436 fine jewelry stores, 536 supermarket fuel centers and 42 food processing plants. For more information about Kroger, please visit www.kroger.com.

Headquartered in Seattle, Washington, Jones Soda Co. manufactures its Jones Soda, Jones Naturals, Jones Energy and Whoopass brands and sells through its distribution network in select markets across North America. A leader in the premium soda category, Jones is known for its innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers and everywhere you’d never expect to find a soda.

This press release contains forward-looking statements and projections concerning the Company’s plans, strategies, expectations, predictions and financial projections concerning the Company’s future activities and results of operations and other future events or conditions, and are ”forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “anticipate,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” and other similar expressions are intended to identify these forward-looking statements. In particular, statements in this release regarding potential growth opportunities, working capital and cash flow management, operational and expense controls, future profitability and results of operations are forward looking. Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information involve risks and uncertainties that may affect the Company’s actual results of operations. These statements by the Company are subject to certain risks, including, among others, future demand for its products and brand, competition from other businesses providing similar products, the ability to maintain profitability and control expenses and the Company’s ability to successfully execute its business strategy. These and other risks and uncertainties are discussed in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov

For further information on Jones Soda Co., contact:
Jennifer Cue, Jones Soda Co.
(206) 624-3357 or jencue@jonessoda.com

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